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                                                                    EXHIBIT 23.6


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Behringer Harvard REIT I, Inc. of our report dated June 18, 2004 relating to the Statement of Revenues and Certain Expenses of the Enclave Property, which appears in the Current Report on Form 8-K of Behringer Harvard REIT I, Inc dated June 25, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

Dallas, Texas
October 25, 2004